                                                                    EXHIBIT 11

                              WESTFIELD AMERICA, INC.

                  COMPUTATION OF PER SHARE EARNINGS (CONTINUED)

                     FOR THE THREE MONTHS ENDED MARCH 31, 1999

             (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                                                                        WEIGHTED
                                                                                                     DAYS            AVERAGE SHARE
                                                                                                 OUTSTANDING          OUTSTANDING
                                                                                                 -----------        --------------
 Average share price for the three months ended
 March 31, 1999 (1)                                                                $16.97

      BASIC
 COMMON SHARES OUTSTANDING
 As of January 1, 1999                              73,337,691                                         90            73,337,691


 Net income                                                                                                              $9,001
 Less dividends on preferred shares:
      Series A                                                                     $2,128
      Series B                                                                        653
      Series C                                                                      1,594
      Series C-1                                                                      531
      Series C-2                                                                      531
      Series D                                                                      2,657
      Series D-1                                                                      531                                (8,625)
                                                                                                                     -----------
 Net income allocable to common shares                                                                                      376
                                                                                                                     -----------
                                                                                                                     -----------
 Per share amount                                                                                                    $     0.00
                                                                                                                     -----------
                                                                                                                     -----------
      DILUTED
 COMMON SHARES OUTSTANDING
 As of January 1, 1999                              73,337,691                                         90            73,337,691

 1996 WARRANTS:
 As of January 1, 1998                               6,246,096
 Series A Preferred Shares                          (5,871,330)
                                                   -----------
      Excess 1996 Warrants (a)                         374,766
                                                   -----------
                                                   -----------
 Per Share Price
      Average Market Price (b)                                                     $16.97
      Exercise Price (c)                                                           $16.01
 Common equivalent shares ((b-c)*a)/b                                                                  90                21,201

 1997 WARRANTS:
 As of January 1, 1998                               2,089,552
 Series B Preferred Shares                          (1,800,000)
                                                   -----------
      Excess 1997 Warrants (d)                         289,552
                                                   -----------
                                                   -----------
 Per Share Price
      Average Market Price (b)                                                     $16.97
      Exercise Price (e)                                                           $15.00
 Common equivalent shares ((b-e)*d)/b                                                                  90                33,613

                              WESTFIELD AMERICA, INC.

                         COMPUTATION OF PER SHARE EARNINGS

                     FOR THE THREE MONTHS ENDED MARCH 31, 1999

             (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                                                        WEIGHTED
                                                                                                     DAYS            AVERAGE SHARE
                                                                                                 OUTSTANDING          OUTSTANDING
                                                                                                 -----------        --------------
 1998 SUBSCRIPTION AGREEMENT:

 Capital Notes as of 1/1/1999 (g)                                        301,087,500
 Per Share Price
      Average Market Price (b)                                          $      16.97
 Common equivalent shares (g*.05)/(b*.95)                                    933,807                90                  933,807
                                                                                                                    -----------
 Weighted average common and common equivalent shares                                                                74,326,312

 Net income                                                                                                         $     9,001
 Less net income allocable to preferred shares                                                                           (8,625)
                                                                                                                    -----------
 Net income allocable to common shares                                                                              $       376
                                                                                                                    -----------
                                                                                                                    -----------
 Per share amount                                                                                                   $      0.00
                                                                                                                    -----------
                                                                                                                    -----------

Note 1 - The Company's preferred shares were not included in the earnings per share calculation as their effect is antidilutive

Note 2 - The Company's Investor Unit Rights, which may be converted under certain circumstances into shares of the Company's common stock, were not included in the earnings per share calculation as their effect is antidilutive.

(1) The share price used for the earnings per share calculation is based on the average daily closing market price of the Company's common stock as reported by the New York Stock Exchange.

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